INFOCAST CANADA CORPORATION

                      PROVISIONS ATTACHING TO COMMON SHARES

The Common Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

         1. Voting Rights. Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

         2. Dividends. The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

         3. Liquidation. Dissolution or Winding-up. The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1

                                 INTERPRETATION

         1.1               For the purposes of these share provisions:

"Affiliate" and "control" have the respective meanings ascribed thereto in the OBCA.

"Board of Directors" means the Board of Directors of the Corporation.




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"Business  Day"  means any day  other  than a  Saturday,  a Sunday or a day when
Canadian chartered banks are not open for business in Toronto, Ontario.

"Canadian Dollar Equivalent" means in respect of a dollar amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

"Common Shares" means the Common Shares of the Corporation.

"Corporation" means this Corporation.

"Exchange Agreement" means an exchange agreement among InfoCast Canada, InfoCast Corporation and a holder of Exchangeable Shares.

"Exchangeable Shares" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"InfoCast" means InfoCast Corporation, a corporation organized and existing under the laws of the State of Nevada and any successor corporation thereof.

"InfoCast Call Notice" has the meaning ascribed thereto in Section 5.3 of these share provisions.

"InfoCast Common Shares" means the shares of common stock of InfoCast and any other securities into which such shares may be changed.

"InfoCast Dividend Declaration Date" means the date on which the board of directors of InfoCast declares any cash dividend on the InfoCast Common Shares.

"Liquidation Amount" has the meaning ascribed thereto in Section 4.1 of these share provisions.

"Liquidation Call Right" has the meaning ascribed thereto in the Exchange Agreement.

"Liquidation Date" has the meaning ascribed thereto in Section 4.1 of these share provisions.

"OBCA" means the Business Corporations Act (Ontario) as the same may be amended from time to time.

"Purchase Price" has the meaning ascribed thereto in Section 5.3 of these share provisions.



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"Redemption  Call  Right"  has the  meaning  ascribed  thereto  in the  Exchange
Agreement.

"Redemption Date" has the meaning ascribed thereto in Section 6.2 of these share provisions.

"Redemption Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

"Retracted Shares" has the meaning ascribed thereto in Section 5.1 of these share provisions.

"Retraction Call Right" has the meaning ascribed thereto in Section 5.1 of these share provisions.

"Retraction Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

"Retraction Price" has the meaning ascribed thereto in Section 5.1 of these share provisions.

"Retraction Request" has the meaning ascribed thereto in Section 5. l of these share provisions.

"Triggering Event" has the meaning ascribed thereto in the Exchange Agreement.

                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

                  2.1 The Exchangeable Shares shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank pari passu with Common Shares and any other shares of the Corporation.

                                    ARTICLE 3

                                    DIVIDENDS

                  3.1 A holder of an Exchangeable Share shall be entitled to receive such dividends and distributions, as if they held one InfoCast Common Share for each Exchangeable Share.

                  3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1 hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented



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                           thereby   unless   the   cheque   is  not   paid   on
                           presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be
                           issued  in   respect   of  any  stock   distributions
                           contemplated by Section 3.1 hereof and the sending of such a certificate to each holder of an Exchangeable
                           Share   shall   satisfy   the   stock    distribution
                           represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

                                    ARTICLE 4

                           DISTRIBUTION ON LIQUIDATION

                  4.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, an amount per share equal to the fair market value of a InfoCast Common Share on the last Business Day prior to the Liquidation Date which shall be satisfied in full by the Corporation causing to be delivered to such holder one InfoCast Common Share (the "Liquidation Amount").

                  4.2 On or promptly after the Liquidation Date (and subject to the exercise by InfoCast of the Liquidation Call Right), the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered



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                           office   of  the   Corporation,   on  behalf  of  the
                           Corporation of certificates representing InfoCast Common Shares (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited in trust for the holders of the Exchangeable Shares the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the
                           foregoing  provisions.   The  Corporation  is  hereby
                           authorized to sell or otherwise dispose of such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such
                           deduction   or   withholding   requirement   and  the
                           Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                  4.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to
                           Section 4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 5

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

                  5.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and otherwise upon compliance with the provisions of this Article 5, to require the Corporation to redeem any or all of the Exchangeable



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                           Shares  registered  in the name of such holder for an
                           amount per share equal to the fair market value of an InfoCast Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one InfoCast Common Share for each Exchangeable Share presented and surrendered by the holder (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instructions as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such
                           additional   documents   and   instruments   as   the
                           Corporation may reasonably require together with a duly executed statement (the "Retraction Request"):

                  (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation and representing and warranting that the holder has good title to and owns such shares free and clear of all liens, claims and encumbrances;

                  (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 5 Business Days nor more than 30 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the twentieth Business Day after the date on which the Retraction Request is received by the Corporation; and

                  (c) acknowledging the overriding right (the "Retraction Call Right") of InfoCast to purchase all but not less than all the Retracted Shares directly from the holder.

                           A holder of Retracted Shares may, by notice in writing (the "Withdrawal Notice") given by the holder to the Corporation and InfoCast before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in whole, or as to the number of shares stipulated in the Withdrawal Notice in which event such Retraction Request shall be deemed to have been withdrawn or to have been withdrawn as to the shares stipulated in the Withdrawal Notice, as the case may be, provided that in respect of such Withdrawal Notice the holder reimburses the Corporation and InfoCast for any expenses incurred in respect of the withdrawal of such Retraction Request pro rata based on the number of Retracted Shares stipulated in the Withdrawal Notice.

                  5.2 Subject to the exercise by InfoCast of the Retraction Call Right upon receipt by the Corporation in the manner specified in Section 5.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem; together with a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares on the Retraction Date. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by InfoCast pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder by the Corporation.

                  5.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify InfoCast thereof. In order to exercise the Retraction Call Right, InfoCast must notify the Corporation in writing of InfoCast's determination to do so (the "InfoCast Call Notice") in accordance with the provisions of the Exchange Agreement. If InfoCast does not so notify the Corporation, the Corporation will notify the holder as soon as possible thereafter that InfoCast will not exercise the Retraction Call Right. If InfoCast delivers the InfoCast Call Notice, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to InfoCast in accordance with the Retraction Call Right. In such event the Corporation shall not redeem the Retracted Shares and InfoCast shall purchase from such holder and such holder shall sell to InfoCast on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, InfoCast shall deposit with the Corporation or a Canadian trust company, in trust for such holder, on or before the Retraction Date, certificates representing InfoCast Common Shares. Provided that the total Purchase Price has been so deposited with the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that

                           InfoCast does not deliver an InfoCast Call Notice or fails to deposit with the Corporation the consideration for the Retracted Shares, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 5.

                  5.4 The Corporation or InfoCast, as the case may be, shall deliver to the relevant holder, at the address specified in the holder's Retraction Request or if not so specified, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation, certificates representing the InfoCast Common Shares registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be (less any tax required to be deducted and withheld therefrom by the Corporation) and such delivery of such certificates on behalf of the Corporation or InfoCast, as the case may be, by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability of the Corporation or InfoCast, as the case may be, to the extent that the same is represented by such share certificates (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority). The Corporation or InfoCast, as the case may be, is hereby authorized to sell or otherwise dispose of such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation or InfoCast in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                  5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, to which such holder is entitled unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided.

                  5.6 Notwithstanding any other provision of this Article 5, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, including, without limitation, applicable securities laws. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date and provided that InfoCast shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of all of the Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem that number of Retracted Shares permitted without contravening such provision in accordance with Section 5.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 5.2 hereof. The holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 5.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require InfoCast to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by InfoCast to such holder of the Purchase Price for each such Retracted Share.

                                    ARTICLE 6

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

                  6.1 Subject to applicable law and to the right of a holder to require the Corporation to redeem Exchangeable Shares pursuant to Article 5 hereof, and subject (in any case) to the exercise by InfoCast of the Redemption Call Right, the Corporation may, at any time on or after the first to occur of any of the Triggering Events, redeem all of the then outstanding Exchangeable Shares for an amount per share equal to the fair market value of an InfoCast Common Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by the Corporation causing to be delivered to the holder of each Exchangeable Share one InfoCast Common Share (the "Redemption Price").

                  6.2 In any case of any redemption of Exchangeable Shares under this Article 6, the Corporation shall, at least 30 days before the date set for redemption by the Corporation (the "Redemption Date"), send or cause to be sent to each holder of Exchangeable Shares to be redeemed a notice in writing of the redemption by the Corporation or the purchase by InfoCast under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price as the case may be, the Redemption Date, and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by InfoCast of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation, certificates representing InfoCast Common Shares (less any tax required to be deducted and withheld therefrom by the Corporation) without interest in respect of the Redemption Price, as the case may be. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders with respect to those Exchangeable Shares as to which the Redemption Price has not been paid shall remain unaffected until the total Redemption Price with respect thereto has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Exchangeable Shares as aforesaid to deposit or cause to be deposited in trust for the holders of the Exchangeable Shares, the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price so deposited (less any tax required to be deducted and
                           withheld   therefrom  by  the  Corporation)   without
                           interest for such Exchangeable Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. The Corporation is hereby authorized to sell or otherwise dispose of such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                    ARTICLE 7

                                  VOTING RIGHTS

                  7.1 The holders of the Exchangeable Shares shall be entitled to receive notice of and to attend and vote together with the holders of Common Shares as a class at all meetings of the shareholders of the Corporation and at such meetings, each holder of Exchangeable Shares shall be entitled to one vote per Exchangeable Share.

                                    ARTICLE 8

                             AMENDMENT AND APPROVAL

                  8.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

                  8.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                    ARTICLE 9

                                     LEGEND

                  9.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Exchange Agreement and any restrictions of applicable securities law.

                                   ARTICLE 10

                                     NOTICES

                  10.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by facsimile or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

                  10.2     Any   presentation  and  surrender  by  a  holder  of
                           Exchangeable Shares to the Corporation of certificates represent Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation.

                  10.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions
     (if any) are as follows:

No shareholder of the Corporation shall be entitled to transfer any share or shares of the Corporation without either

(a) the consent of the holders of more than fifty per cent of the Common Shares and Exchangeable Shares for the time being outstanding expressed by a resolution passed by the votes of the holders of more than fifty per cent of the Common Shares and Exchangeable Shares for the time being outstanding at a meeting of the holders of the Common Shares and Exchangeable Shares or by a resolution in writing signed by all the holders of the Common Shares and Exchangeable Shares for the time being outstanding or by an instrument or instruments in writing signed by the holders of more than fifty per cent of the Common Shares and Exchangeable Shares for the time being outstanding; or

(b) the consent of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors of the Corporation or by a resolution in writing signed by all the directors of the Corporation or by an instrument or instruments in writing signed by a majority of directors of the Corporation.

9. Other provisions, if any, are:         Autres dispositions, s'il y a lieu:

The following provisions apply to the Corporation:

(a) The directors of the Corporation may, without authorization of the shareholders of the Corporation,

         (i) borrow money upon the credit of the Corporation;

        (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

       (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

         The directors may by resolution delegate any one or all of the powers referred to in this clause to a director, a committee of directors or an officer of the Corporation.

(b) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is hereby limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(c) Any invitation to the public to subscribe for securities in the Corporation is prohibited.

(d) Except where specifically provided under article 7 of these articles of incorporation, the holders of shares of a class or of a series of the Corporation are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the articles to:

         (i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

         (ii) effect an exchange, reclassification or cancellation of the shares of such class or series; or

         (iii) create a new class or series of shares equal or superior to the shares of such class or series.